CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2025, with respect to the financial statements and supplemental information included in the Annual Report of Apartment Investment and Management Company Retirement Plan on Form 11-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Apartment Investment and Management Company on Form S-8 (File No. 333-269084).

/s/ GRANT THORNTON LLP

Bellevue, Washington

June 24, 2025